Exhibit 99.1

NEWS RELEASE	NYSE: LDG

Contact: Phyllis Proffer 925-979-3979

LONGS DRUG STORES CORPORATION DECLARES

CASH DIVIDEND ON COMMON SHARES

WALNUT CREEK, CA (August 21, 2007) – Longs Drug Stores Corporation (NYSE: LDG) today announced that its Board of Directors has declared a quarterly cash dividend on common shares of $0.14 per share payable on October 10, 2007 to stockholders of record at the close of business on August 28, 2007.

ABOUT THE COMPANY

Headquartered in Walnut Creek, California, Longs Drug Stores Corporation (NYSE: LDG) is one of the most recognized retail drug store chains on the West Coast and in Hawaii. The Company operates 493 retail pharmacies and offers a wide assortment of merchandise focusing on health, wellness, beauty and convenience. Longs also provides pharmacy benefit management services and Medicare beneficiary prescription drug plans through its wholly-owned subsidiary, RxAmerica, LLC. Additional information about Longs and its services is available at www.longs.com and more information about RxAmerica is available at www.rxamerica.com.

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